Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of EP Energy Corporation (File No. 333-193531) of our report (which contains an emphasis of matter paragraph regarding the Company’s significant transactions with affiliated companies) dated February 24, 2012 relating to the consolidated financial statements of Four Star Oil & Gas Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2014